Exhibit 3.2

CERTIFICATE OF FORMATION

OF

NEW MOUNTAIN GUARDIAN III BDC, L.L.C.

This Certificate of Formation of New Mountain Guardian III BDC, L.L.C. (the “LLC”) has been duly executed as of May 20, 2019, and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C., § 18-201, et seq.).

FIRST.  The name of the limited liability company formed hereby is New Mountain Guardian III BDC, L.L.C.

SECOND.  The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Corporation Trust Center, New Castle County, Wilmington, Delaware 19801.

THIRD.  The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Corporation Trust Center, New Castle County, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.

By:	/s/ Adam B. Weinstein
Name:	Adam B. Weinstein
Title:	Authorized Person